UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 29, 2023

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information provided under Item 3.02 of this Current Report on Form 8-K with respect to the execution of certain Transaction Agreements (as defined in Item 3.02 hereof), including the issuance by Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”) to Mast Hill Fund L.P., a Delaware limited partnership ("Mast Hill"), of a senior convertible promissory Note, a Warrant, and Commitment Shares (all as defined in Item 3.02 hereof), is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

On June 29, 2023, the Company entered into a securities purchase agreement (the “SPA”) with Mast Hill, pursuant to which the Company issued and sold to Mast Hill a senior convertible promissory note in the aggregate principal amount of $1,670,000 (the “Note”), convertible into shares (the “Conversion Shares”) of the Company’s Class A Common Stock (the “Common Stock”) pursuant to the terms, conditions, and limitations set forth in the Note. The Company also agreed to issue to Mast Hill (i) a common stock purchase warrant (the “Warrant”) to purchase 200,000 shares of Common Stock (the “Warrant Shares”), (ii) 67,400 shares of Common Stock (the “First Commitment Shares”), and 1,200,000 shares of Common Stock (the “Second Commitment Shares,” and together with the First Commitment Shares, the “Commitment Shares”) as additional consideration for the purchase of the Note, which all were deemed to be earned in full as of the Closing Date. Collectively, the SPA, the Registration Rights Agreement, the Note, and the Warrant are referred to herein as the “Transaction Agreements” and the Conversion Shares, the Warrant Shares, and the Commitment Shares are referred to as the “Transaction Shares.” Under the Transaction Agreement, the Second Commitment Shares will be returned to the Company upon Company’s full performance of certain specified obligations under the Transaction Agreements, but will become non-returnable should certain events of default occur as defined under terms of the Transaction Agreements.

The purchase price of the Note was $1,503,000, of which $1,427,880 was received by the Company after deducting certain expenses in connection with the transaction. The Note is a senior obligation of the Company excluding asset-based lines of credit between the Company’s subsidiaries and their lenders. Pursuant to the terms of the Note, Mast Hill has the right at any time to convert all or any portion of the then-outstanding amounts owed on the Note into shares of Common Stock at the Conversion Price of $2.00, subject to adjustment as provided in the Note. The Note includes limits on Mast Hill’s ability to convert the Note to the extent that the issuance of the Conversion Shares would cause Mast Hill and its affiliates to beneficially own more than 9.9% of the Company’s outstanding shares of Common Stock. The Note matures on June 29, 2024, and bears interest at a rate of 12%. Amortization payments under the note begin in December 2023, and continue monthly until the maturity date. There is no pre-payment penalty under the Note.

The Warrant has a term of five years and an exercise price of $3.50 per share, subject to adjustment as provided in the Warrant, with a floor in any adjusted exercise price limited to $2.00 per share.

In connection with the SPA, the Company and Mast Hill also entered into a registration rights agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed that within sixty (60) calendar days from the Closing Date, the Company would use commercially reasonable best efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) an initial registration statement covering the resale by Mast Hill of the Transaction Shares.

JH Darbie & Co. (“JH Darbie”) served as the placement agent in connection with the offer and sale of the Note under the SPA pursuant to the terms of a placement agent agreement, dated June 15, 2023, between the Company and JH Darbie (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, JH Darbie will receive a cash fee of $60,120 and a warrant (the “Placement Agent Warrant”) to purchase 3,579 shares of the Company’s Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrant has an exercise price of $4.50 per share, and will terminate five years from the date of the SPA. Other than the number of shares and the exercise price, the Placement Agent Warrant has the same terms as the Warrant.

The issuance and sale of the Note, the Warrant, the Placement Agent Warrant, the Transaction Shares, and the Placement Agent Warrant Shares have not been registered under the Securities Act of 1933 (as amended, the

“Securities Act”) or under any state securities law and were offered and issued, as applicable, in reliance upon the exemption from registration requirements of the Securities Act set forth in Section 4(a)(2) of the Securities Act. The Company did not engage in a general solicitation or advertising regarding the issuance of the Note, the Warrant, the Placement Agent Warrant, the Transaction Shares, or the Placement Agent Warrant Shares. Mast Hill has represented to the Company its intention to acquire the Note and the Transaction Shares for investment purposes only and not with a view toward their resale, distribution or other disposition in violation of the Securities Act or any applicable state securities laws, and appropriate legends will be affixed to the Note, the Transaction Shares, and the Placement Agent Warrant Shares.

This Item 3.02 contains only a brief description of the material terms of the Transaction Agreements and the Placement Agent Warrant and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Transaction Agreements and the Placement Agent Warrant, which will be included as exhibits filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: July 6, 2023